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                                                                    Exhibit 3-36
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                       The Commonwealth of Massachusetts


                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOESPH CONNOLLY, Secretary
                    ONE ASHBURTON PLACE, BOSTON, MASS 02108


                            ARTICLES OF ORGANIZATION

                             (Under G.L. Ch. 156B)

                                 Incorporators

NAME                                                        POST OFFICE ADDRESS
----

      Include given name in full in case of nattural persons; in case of a corporation,give state of incorporation.

Murray I. Altsher                                              23 Norman Street
                                                               Milton, MA 02186


   The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s).

   1. The name by which the corporation shall be known in:

   ASL, Inc.

   2. The purpose for which the corporation is formed is as follows:

   To operate nursing home and other extended care and convalescent facilities.

   To take all action incident to the foregoing

   To do all other acts not prohibited by law including, but not limited to, to own, sell, lease, manage, purchase, pledge, mortgage and hypothecate property, real and personal.

                                                                      85 002501

Note: If the space provided under any article or item on this form is sufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. for binding Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.


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   3. the total number of shares and par value, if any, of each class of stock which the corporation is authorized as follows:

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                          WITHOUT PAR VALUE      WITH PAR VALUE
CLASS OF STOCK            ------------------------------------------------------
                          NUMBER OF SHARES    NUMBER OF SHARES   PAR   AMOUNT
                                                                VALUE
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Preferred                                                               $
--------------------------------------------------------------------------------

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Common                    15,000
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   *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

    N/A


   *5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows: As provided in by-laws

    See Continuation Sheet 5A.


   *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, definding, or regulating the powers of the corporation, or of its directors or stockholders, or of any class stockholders:

    None

*If there are no provisions state "None".

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                           Restrictions on Transfer of
                                  Common Stock
                                  ------------


   No stockholder shall sell or transfer or assign any common stock in this Corporation except upon the following conditions, which, however, may be waived by the Board of Directors in any particular instance.

   A Stockholder wishing to sell or transfer or assign any common stock shall notify the Board of Directors in writing by registered mail of his desire to do so, which notice shall contain the name and address of the person to whom the proposed sale or transfer is to be made, an offer to sell the stock to the Corporation naming a price at which he is willing to sell it, and the name of one arbitrator. The Board of Directors shall have ten days from the date of receipt of such notice either to assent to the proposed sale or transfer, to purchase the stock on behalf of the Corporation at the price named in such offer, or to name another arbitrator, and the Clerk shall within said ten days notify the Stockholder by registered mail which of the three options the Board of Directors has chosen. If the last method is adopted, the two arbitrators so named shall name a third and the three thereupon shall proceed to determine the value of the stock, their decision being reached by majority vote, and shall submit their report thereon as soon as possible to the Board of Directors and to the Stockholder in question, which report shall be made not later than ten days from the appointment of the third arbitrator. After the receipt of the report of the arbitrators, the Board of Directors shall have the right to purchase for this Corporation at such valuation the stock so offered, provided they so notify the Stockholder by registered mail within ten days from the receipt of the report, and provided the Stockholder agrees to sell at such valuation. If the Board of Directors does not avail itself of the privileges herein granted within the time specified. or after the last-named notice pay or tender to the Stockholder the purchase price for the stock within five days from the date of its being tendered to it, properly endorsed and in all other respects in due form for transfer, the owner of the stock shall be at liberty to dispose of it in any manner, to any person, at any time he may see fit. No shares of stock shall be sold or transferred on the books of the Corporation until these provisions have been compiled with, but the Board of Directors may in any particular instance waive the requirements.

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   7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and dclerk, whose names are set out below, have been duly elected.

   8. The effective date of organization of the corporation shall be the date of filing with the secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

   9. The following information shall not for any purpose be treated as a permanent part of the Artciles of Organizatin of the corporation.

    a. The post office address of the initial principal office of the corporation of Massachusetts is:

       140 Prescott Street, N. Andover, MA 01845

    b. The name, residence and post office address of each of the initial directors and following, officers of the corporation are as follows:

                      NAME                             RESIDENCE                       POST OFFICE ADDRESS
President:            Leon B. Landa                    23 Rainbow Pond Drive           23 Rainbow Pond Drive
                                                       Walpole, MA 02081               Walpole, MA 02081

Treasurer:            Alan D. Solomont                 Unit 33C                        Unit 33C
                                                       65 East India Row               65 East India Row
                                                       Boston, MA 02110                Boston, MA 02110

Clerk:                Murray I. Altsher                23 Norman Street                23 Norman Street
                                                       Milton, MA 02186                Milton, MA 02186

Directors:            Murray I. Altsher                23 Norman Street                23 Norman Street
                                                       Milton, MA 02186                Milton, MA 02186

                      Alan D. Solomont                 Unit 33C                        Unit 33C
                                                       65 East India Row               65 East India Row
                                                       Boston, MA 02110                Boston, MA 02110

                      Leon B. Landa                    23 Rainbow Pond Drive           23 Rainbow Pond Drive
                                                       Walpole, MA 02081               Walpole, MA 02081


     c. The date initially adopted on which the corporation's fiscal year ends is:

          December 31

     d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

          2nd Tuesday of February

     e. The name and business address of the resident agent, if any, of the corporation is:

          Not Applicable

   IN WITNESS WHEREOF, and under the penalties of perjury, the INCORPORATOR(S), sign(s) these Articles of Organization this 24th day of January 1985.

                                                       /s/ Murray I. Altsher
                                                       -------------------------
                                                           Murray I. Altsher

This signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

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[graphic omitted]

                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12
                     ======================================

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 25th day of January 1985.

Effective date:

                                                     /s/ MICHAEL JOSEPH CONNOLLY
                                                     ---------------------------
                                                         MICHAEL JOSEPH CONNOLLY
                                                          Secretary of State

                PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT
                         TO BE FILLED IN BY CORPORATION


                      TO:

                      Mark J. Coltin, Esq.
                      Weiss, Zimmerman & Angoff, P.C.
                      --------------------------------
                      50 Congress Street
                      --------------------------------
                      Boston, MA  02109
                      --------------------------------
                      Telephone:  (617) 227-9610
                      --------------------------------

FILING FEE:   1/20 of 1% of the total amount to the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $150 General Laws, Chapter 156B. Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.